UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

Howard Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At Howard Bancorp, Inc.’s (the “Company”) annual meeting of stockholders held on May 25, 2016, the Company’s stockholders voted on the following matters:
1.	To elect four Class II directors to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2019, and until their successors are elected and qualify; to elect one Class I director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders in 2018 and until his successor is elected and qualifies; and to elect one Class III director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders in 2017 and until his successor is elected and qualifies.

	Votes	Votes	Broker
	For	Withheld	Non-Votes
Class II
Robert J. Hartson	3,823,769	288,286	1,048,527
Paul I. Latta, Jr.	3,823,769	288,286	1,048,527
Robert W. Smith, Jr.	3,823,769	288,286	1,048,527
Donna Hill Staton	3,829,100	282,955	1,048,527

Class I
Thomas P. O’Neill	3,809,506	302,549	1,048,527

Class III
Gary R. Bozel	3,814,674	297,381	1,048,527

2.	To approve a non-binding advisory proposal to approve the compensation of the Company’s named executive officers.

Votes For	4,047,436
Votes Against	52,638
Abstain	11,981
Broker Non-Votes	1,048,527

3.	To ratify the appointment of Stegman & Company as the independent registered public accounting firm to audit the Company’s financial statements for 2016.

Votes For	5,116,230
Votes Against	41,048
Abstain	3,304

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

		By:	/s/ George C. Coffman
		Name:	George C. Coffman
Date:	May 26, 2016	Title:	Executive Vice President and Chief
Financial Officer